Exhibit 23.1
CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-213818, 333-216718, 333-223383, 333-230027, 333-238909, 333-256631, 333-265255, 333-272234, 333-279713, and 333-287639 on Form S-8 and in Registration Statement Nos. 333-289448 and 333-274869 on Form S-3 of e.l.f. Beauty, Inc. of our report dated October 10, 2025, relating to the financial statements of HRBeauty LLC appearing in this Current Report on Form 8-K/A.

Date: October 10, 2025

/s/ Armanino LLP
Armanino LLP
Woodland Hills, California